Exhibit 10.2

NOTE AND WARRANT PURCHASE AGREEMENT

This Note and Warrant Purchase Agreement (the “Agreement”) is made effective as of March __, 2011 (the “Effective Date”) by and among Cancer Prevention Pharmaceuticals, Inc., a Delaware corporation (the “Company”), and the persons named on the Schedule of Lenders attached hereto as Schedule I (individually a “Lender” and collectively, the “Lenders”).

RECITALS

Whereas, in order to provide the Company with capital needed to conduct its business, the Company desires to borrow and the Lenders are willing to loan to the Company up to an aggregate principal amount of $2,000,000 (the “Maximum Loan Amount”) on the terms set forth herein.

AGREEMENT

Now, Therefore, in consideration of the foregoing recitals and the mutual promises, representations, warranties, and covenants hereinafter set forth and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.          The Notes and Warrants

(a)          Issuance of Notes. At the Closing (as defined below), the Company agrees to issue and sell to each of the Lenders, and, subject to all of the terms and conditions hereof, each of the Lenders severally agrees to purchase a convertible promissory note in the form of Exhibit A hereto (each, a “Note” and, collectively, the “Notes”) in an amount equal to the amount set forth opposite such Lender’s name on Schedule I hereto. The obligations of the Lenders to purchase Notes are several and not joint. The aggregate principal amount for all Notes issued hereunder shall not exceed the Maximum Loan Amount.

(b)          Issuance of Warrants. In consideration for the purchase by the Lenders of the Notes, the Company will issue to each Lender a warrant in the form attached hereto as Exhibit B (each, a “Warrant” and, collectively, the “Warrants”). The number of shares for which the Warrant shall be exercisable shall initially be equal to 15% of the principal amount of the Notes purchased by such Lender hereunder (“Coverage Percentage”) divided by the Exercise Price, which term is defined in the Warrant. The Coverage Percentage shall increase over time in accordance with the following schedule until the occurrence of either a Qualified Financing or Optional Conversion:

(i)	June 15, 2011	17.5%
(ii)	September 15, 2011	20%
(ii)	December 15, 2011	22.5%
(iii)	March 15, 2012	25%
(iv)	June 15, 2012	27.5%
(v)	September 15, 2012	30%

(c)          Delivery. The initial sale and purchase of the Notes and Warrants (the “Initial Closing”) hereunder shall take place remotely by the exchange of signatures electronically, or at such time, place, and manner upon which the Company and the initial Lenders shall agree, either orally or in writing (the “Initial Closing Date”). The Effective Date is the Initial Closing Date. The Company may conduct one or more additional closings (each, an “Additional Closing”) to be held remotely by the exchange of signatures, or at such time and place as the Company and the Lenders participating in such Additional Closing may determine (each, an “Additional Closing Date”). Each of the Initial Closing and any Additional Closings may be referred to herein as a “Closing,” and the Initial Closing Date and each Additional Closing Date may be referred to herein as a “Closing Date.”  At each Closing, the Company will deliver to each of the Lenders participating in such Closing the respective Note and Warrant to be purchased by such Lender, against receipt by the Company of the corresponding purchase price set forth on Schedule I hereto (the “Purchase Price”). Schedule I shall be updated as necessary to reflect the purchase and sale of additional Notes and Warrants at each Additional Closing.

(d)          Registration in Lender Name. Each of the Notes and Warrants will be registered in such Lender’s name in the Company’s records.

(e)          Use of Proceeds. The proceeds of the sale and issuance of the Notes and Warrants shall be used to advance the development programs of the Company, including completion of key agreements with suppliers and parties participating in the Company’s clinical programs; development of FDA regulatory documents (IND and SPA application); recruitment of key team members; and general working capital purposes.

(f)          Payments. If the Notes are not converted pursuant to their terms, the Company will make all cash payments due under the Notes in immediately available funds by 11:00 a.m. Pacific time on the date such payment is due in the manner and at the address for such purpose specified below each Lender’s name on Schedule I hereto, or at such other address as a Lender or other registered holder of a Note may from time to time direct in writing.

2.            Representations and Warranties of the Company. The Company hereby represents and warrants to each Lender as follows. For purposes of these representations and warranties, the phrase “to the Company’s knowledge” shall mean the actual knowledge of Jeffrey Jacob, Eugene W. Gerner, Ph.D., and Frank Meyskens, Jr. following reasonable investigation and due diligence.

(a)          Organization, Good Standing and Qualification. The Company is a corporation duly organized, validly existing and in good standing under the laws of the state of Delaware and has all requisite corporate power and authority to own its properties and assets and to carry on its business as now conducted and as presently proposed to be conducted. The Company is duly qualified and authorized to do business and is in good standing as a foreign corporation in all jurisdictions in which the nature of its activities and of its properties (both owned and leased) makes such qualification necessary, except for those jurisdictions in which failure to do so would not have a material adverse effect on the Company or its business.

(b)          Corporate Power. The Company has all requisite legal and corporate power to execute and deliver this Agreement, issue the Notes and Warrants and carry out and perform its obligations under the terms of this Agreement and under the terms of the Notes and Warrants.

(c)          Due Authorization and Valid Issuance. All action on the part of the Company, its officers and directors necessary for the authorization, execution, delivery of, and the performance of all obligations of the Company under this Agreement, the Notes, Warrants and all other agreements executed in connection with this Agreement have been taken or will be taken prior to the Additional Closing to which this Agreement relates (“Current Closing”). This Agreement and the Notes and Warrants, when executed and delivered by the Company, shall each constitute the valid and legally binding obligations of the Company, enforceable in accordance with their terms, except as may be limited by (a) applicable bankruptcy, insolvency, reorganization or other laws of general application relating to or affecting the enforcement of creditors’ rights, the relief of debtors, (b) the effect of rules of law governing the availability of equitable remedies and (c) with respect to rights to indemnity, subject to federal and state securities laws. Shares of capital stock of the Company shall be duly and validly reserved and, when issued in compliance with the provisions of the Company’s then applicable charter, will be validly issued, fully paid, and nonassessable. The Notes, Warrants and applicable shares of capital stock issuable upon conversion or exercise thereof, when issued in the foregoing manner and in compliance with the provisions of this Agreement, will be free of any liens or encumbrances other than as set forth herein and under state or federal securities laws.

(d)          Governmental Consents. No consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any federal, state, or local governmental authority by the Company is required in connection with the consummation of the transactions contemplated by this Agreement, or any agreement contemplated herein except for such qualifications or filings under the Securities Act of 1933 (the “1933 Act”) and the regulations thereunder and all other applicable securities laws of the United States as may be required in connection with the transactions contemplated by this Agreement. All such qualifications will be effective on or prior to each Closing and all such filings will be made within the time prescribed by applicable law.

(e)          Compliance with Laws. The Company is not in violation of any applicable statute, rule, regulation, order or restriction of any domestic or foreign government or any instrumentality or agency thereof in respect of the conduct of its business or the ownership of its properties, the violation of which would materially and adversely affect the business, assets, liabilities, financial condition, operations or prospects of the Company.

(f)          Compliance with Other Instruments. The Company is not in violation or default of any term of its Certificate of Incorporation or Bylaws, or of any provision of any mortgage, indenture or contract to which it is a party and by which it is bound or of any judgment, decree, order or writ, other than such violation(s) that, taken individually or in the aggregate, would not have a material adverse effect on the Company. The execution, delivery and performance of this Agreement, the Notes, and the Warrants and the consummation of the transactions contemplated hereby or thereby will not result in any such violation or be in conflict with, or constitute, with or without the passage of time and giving of notice, either a default under any such provision, instrument, judgment, decree, order or writ or an event that results in the creation of any lien, charge or encumbrance upon any assets of the Company or the suspension, revocation, impairment, forfeiture, or nonrenewal of any material permit, license, authorization or approval applicable to the Company, its business or operations or any of its assets or properties. Without limiting the foregoing, the Company has satisfied or obtained all waivers reasonably necessary with respect to any preemptive rights, rights of first refusal or similar rights in order for the Company to consummate the transactions contemplated hereunder without any third party obtaining any rights to cause the Company to offer or issue any securities of the Company as a result of the consummation of the transactions contemplated hereunder.

(g)          Litigation. There is no action, suit, proceeding, claim, arbitration or investigation pending or, to the Company’s knowledge, threatened against the Company, its activities, properties or assets or, to the Company’s knowledge, against any director, officer, or employee of the Company in connection with such director’s officer’s, or employee’s relationship with, or actions taken on behalf of, the Company. The foregoing includes, without limitation, actions, suits, proceedings, or investigations pending or threatened involving the prior employment of any of the Company’s employees, their use in connection with the Company’s business of any information or techniques allegedly proprietary to any of their former employers, or their obligations under any agreements with prior employers. The Company is not a party or subject to the provisions of any order, writ, injunction, judgment, or decree of any court or government agency or instrumentality. There is no action, suit, proceeding, or investigation by the Company currently pending or that the Company intends to initiate.

(h)          Registration Rights. The Company has not granted or agreed to grant any person or entity any rights (including “piggyback” registration rights) to have any securities of the Company registered with the United States Securities and Exchange Commission (“SEC’) or any other governmental authority.

(i)           Capitalization. Immediately prior to the Current Closing, the stock ownership in the Company is as set forth on Exhibit C (“Capitalization Table”). Except as set forth on the Capitalization Table, (A) no person owns of record or is known to the Company to own beneficially any equity interest in the Company, (B) no subscription, warrant, option, convertible security, or other right (contingent or other) to purchase or otherwise acquire from the Company (or, to the Company’s knowledge, from any other person or entity) any equity interest or securities of the Company is authorized or outstanding, and (C) there are no additional commitments by the Company to issue or authorize equity interests, subscriptions, warrants, options, convertible securities, or other such rights or to distribute to holders of any of its equity interests or securities any evidence of indebtedness or assets. Except as set forth in the Company’s Certificate of Incorporation or as contemplated herein, the Company has no obligation to purchase, redeem, or otherwise acquire any of its equity interests or securities or any interest therein or to make or pay any dividend or distribution. Except as set forth in the Company’s Certificate of Incorporation , there are no voting trusts, proxies, or other member agreements, pledge agreements, buy-sell agreements, rights of first refusal, preemptive rights (statutory or contractual), or other restrictions on the transfer of any interests or securities of the Company (whether or not the Company is a party thereto).

(j)           Proprietary Information of Third Parties. To the Company’s knowledge, no third party has claimed or has reason to claim that any person employed by or affiliated with the Company has (a) violated or may be violating to any material extent any of the terms or conditions of his employment, non-competition, or non-disclosure agreement with such third party, (b) disclosed or may be disclosing, or utilized or may be utilizing, any trade secret or proprietary information or documentation of such third party, or (c) interfered or may be interfering in the employment relationship between such third party and any of its present or former employees, or has requested information from the Company which suggests that any such claim might be contemplated. To the Company’s knowledge, no person employed by or affiliated with the Company has improperly utilized or proposes to improperly utilize any trade secret or any information or documentation proprietary to any former employer, and to the Company’s knowledge, no person employed by or affiliated with the Company has violated any confidential relationship that such person may have had with any third party, in connection with the development, manufacture, or sale of any product or proposed product or the development or sale of any service or proposed service of the Company, and the Company has no reason to believe there will be any such utilization or violation. To the Company’s knowledge, none of the execution or delivery of this Agreement, the Notes or Warrants, and any other related agreements and documents executed in connection with the Current Closing, or the carrying on of the business of the Company as officers, employees, or agents by any officer, director, or key employee of the Company, or the conduct or proposed conduct of the business of the Company, will materially conflict with or result in a material breach of the terms, conditions, or provisions of or constitute a material default under any contract, covenant, or instrument under which any such person is obligated.

(k)          Title to Assets. The Company has valid and marketable title to all of its assets now carried on its books free of any liens, charges, or encumbrances of any kind whatsoever, except such encumbrances and liens that arise in the ordinary course of business and do not materially impair the Company’s ownership or use of such property or assets. The Company does not own any real property. The Company is in compliance in all material respects under all leases for property and assets under which it is operating, and all such leases are valid and subsisting and are in full force and effect.

(l)           Intellectual Property Assets. The Company owns or possesses adequate licenses or other rights to use all patents, patent applications, trademarks, trademark applications, service marks, service mark applications, trade names, copyrights, manufacturing processes, formulae, trade secrets, and know how (collectively, “Intellectual Property”) necessary or material to the conduct of its business as conducted, without any infringement of the rights of others, and as proposed to be conducted. No claim is pending or, to the Company’s knowledge, threatened to the effect that the operations of the Company infringe upon or conflict with the asserted rights of any other person under any Intellectual Property, and, to the Company’s knowledge, there is no basis for any such claim (whether or not pending or threatened). No claim is pending or, to the Company’s knowledge, threatened to the effect that any such Intellectual Property owned or licensed by the Company, or which the Company otherwise has the right to use, is invalid or unenforceable by the Company, and, to the Company’s knowledge, there is no basis for any such claim (whether or not pending or threatened). To the Company’s knowledge, all material technical information developed by and belonging to the Company that has not been patented has been kept confidential. The Company has not granted or assigned to any other person or entity any right to manufacture, have manufactured, or assemble the products or proposed products or to provide the services or proposed services of the Company.

(m)          Investments in Other Persons. The Company has not made any loan or advance to any person which is outstanding on the Effective Date, nor is the Company obligated or committed to make any such loan or advance, nor does the Company own any capital stock, interests or assets comprising the business of, obligations of, or any interest in, any person.

(n)          Assumptions, Guaranties, etc. of Indebtedness of Other Persons. The Company has not assumed, guaranteed, endorsed, or otherwise become directly or contingently liable for any material amount of indebtedness of any other person for (including, without limitation, liability by way of agreement, contingent or otherwise, to purchase, to provide funds for payment, to supply funds to, or otherwise invest in the debtor, or otherwise to assure the creditor against loss), except for guaranties by endorsement of negotiable instruments for deposit or collection in the ordinary course of business.

(o)          Disclosure. The Company’s representations in this Agreement do not contain any untrue statement of a material fact or omit a material fact necessary to make the statements contained herein or therein, taken as a whole, not misleading.

(p)          No Brokers or Finders. No person has or will have, as a result of the transactions contemplated by this Agreement, any right, interest, or valid claim against or upon the Company for any commission, fee, or other compensation as a finder or broker arising out of the transactions contemplated by this Agreement.

(q)          Employees. Each of the former and current officers and employees of the Company has executed a Non-Disclosure Agreement and/or Consulting Agreement substantially in the form or forms that have been delivered to special counsel to the Lender, and such agreements are in full force and effect. No former or current officer or employee of the Company has excluded works or inventions made prior to his or her employment with the Company from his or her assignment of inventions pursuant to such employee’s Non-Disclosure Agreement or Consulting Agreement. No officer or key employee of the Company has advised the Company in writing that he intends to terminate employment with the Company. To the Company’s knowledge, the Company has complied in all material respects with all applicable laws relating to the employment of labor, including provisions relating to wages, hours, equal opportunity, collective bargaining, and the payment of Social Security and other taxes, and with the Employee Retirement Income Security Act of 1974, as amended (“ERISA”).

(r)           ERISA. No employee benefit plan established or maintained, or to which contributions have been made, by the Company, which is subject to Part 3 of Subtitle B of Title I of ERISA had an accumulated funding deficiency (as such term is defined in Section 302 of ERISA) as of the last day of the most recent fiscal year of such plan ended prior to the date hereof, and no material liability to the Pension Benefit Guaranty Corporation has been incurred with respect to any such plan by the Company.

3.            Representations and Warranties of Lender. Each Lender, for that Lender alone, represents and warrants to the Company upon the acquisition of the Note and the Warrant as follows:

(a)          Binding Obligation. Such Lender has full legal capacity, power and authority to execute and deliver this Agreement and to perform its obligations hereunder. This Agreement is a valid and binding obligation of the Lender, enforceable in accordance with its terms, except as limited by bankruptcy, insolvency or other laws of general application relating to or affecting the enforcement of creditors’ rights generally and general principles of equity.

(b)          Securities Law Compliance. Such Lender has been advised that the Notes, the Warrants and the underlying securities have not been registered under the Securities Act, or any state securities laws and, therefore, cannot be resold unless they are registered under the Securities Act and applicable state securities laws or unless an exemption from such registration requirements is available. Such Lender is aware that the Company is under no obligation to effect any such registration with respect to the Notes, the Warrants or the underlying securities or to file for or comply with any exemption from registration. Such Lender is purchasing the Notes or Warrants to be acquired by such Lender hereunder for its own account for investment, not as a nominee or agent, and not with a view to, or for resale in connection with, the distribution thereof. Such Lender has such knowledge and experience in financial and business matters that such Lender is capable of evaluating the merits and risks of such investment, is able to incur a complete loss of such investment and is able to bear the economic risk of such investment for an indefinite period of time. Such Lender is an accredited investor as such term is defined in Rule 501 of Regulation D under the Securities Act. The offer to purchase the Note and Warrant was directly communicated to such Lender by the Company and at no time was Lender presented with or solicited by a leaflet, public promotional meeting, newspaper or magazine article, radio or television advertisement or any other form of general advertising or general solicitation.

(c)          Access to Information. Such Lender acknowledges that the Company has given such Lender access to the corporate records and accounts of the Company and to all information in its possession relating to the Company, has made its officers and representatives available for interview by such Lender, and has furnished such Lender with all documents and other information required for such Lender to make an informed decision with respect to the purchase of the Notes and the Warrants.

(d)          Speculative Investment, Ability to Assume Financial Risk. Such Lender is aware of and understands that a purchase of the Notes is a speculative investment that involves a high degree of risk of loss of Lender’s entire loan. Lender is able to assume the economic risks as holder of the Notes and can absorb a complete loss on such transaction without significantly affecting its financial well-being.

(e)          Legends. Lender is aware and agrees that the Notes and Warrants will bear the following legend:

THIS NOTE AND THE SECURITIES ISSUABLE UPON THE CONVERSION HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), the Arizona securities act or the securities laws of any other state or jurisdiction. They may not be purchased with a view for distribution or resale, and may only be offered, sold, mortgaged, pledged, hypothecated, or otherwise transferred in compliance with either an effective registration statement for such security under the act or any applicable state securities act, or an opinion of counsel for the company that registration is not required under such act or the laws of any other jurisdiction.

(f)           Specific Disclosures. Lender understands that:

(i)          The Company is a newly formed business that has no operating history and no revenues. Its success will depend upon its ability to develop and obtain regulatory approval of its targeted pharmaceutical products.

(ii)         Even if the Company is successful in developing and obtaining patent rights and regulatory approval if its pharmaceutical products, third parties may challenge or seek to invalidate or circumvent its patents and patent applications.

(iii)        The purchase of a Note is a speculative investment that involves a high degree of risk of loss by Lender of its entire investment.

(iv)         Audited financial statements are not being furnished with respect to the Company.

(v)          The Company competes in the highly competitive cancer research market and in many cases its competitors are better financed and currently have more established market awareness and distribution than the Company. The Company’s research and development efforts may not succeed in developing commercially viable products.

(vi)         The Company will be dependent on the availability of its senior executive officers who will be responsible for the overseeing the Company’s research and development efforts.

(vii)        The sale of the Notes is intended to provide “bridge financing” until the Company can complete one or more financings critical to its research and development activities. There is no assurance that the Company will be successful in completing an additional financing or in such research and development activities.

4.            Conditions to Closing of the Lenders. Each Lender’s obligations at the Closing in which such Lender participates are subject to the fulfillment, on or prior to the applicable Closing Date, of all of the following conditions, any of which may be waived in whole or in part by a Lender with respect to such Lender’s obligations at such Closing:

(a)          Representations and Warranties. The representations and warranties made by the Company in Section 2 hereof shall have been true and correct when made, and shall be true and correct on the applicable Closing Date.

(b)          Governmental Approvals and Filings. Except for any notices required or permitted to be filed after the Closing Date with certain federal and state securities commissions, the Company shall have obtained all governmental approvals required in connection with the lawful sale and issuance of the Notes and Warrants.

(c)          Legal Requirements. At the applicable Closing, the sale and issuance by the Company, and the purchase by the Lenders, of the Notes and Warrants shall be legally permitted by all laws and regulations to which the Lenders or the Company are subject.

(d)          Proceedings and Documents. All corporate and other proceedings in connection with the transactions contemplated at the applicable Closing and all documents and instruments incident to such transactions shall be reasonably satisfactory in substance and form to the Lenders.

(e)          Transaction Documents. The Company shall have duly executed and delivered to the Lenders the following documents:

(i)          This Agreement; and

(ii)         Each Note and Warrant issued hereunder.

5.            Conditions to Obligations of the Company. The Company’s obligation to issue and sell the Notes and Warrants at the Current Closing to the Lenders participating in the Current Closing is subject to the fulfillment, on or prior to the applicable Closing Date, of the following conditions, any of which may be waived in whole or in part by the Company:

(a)          Representations and Warranties. The representations and warranties made by the Lenders in Section 3 hereof shall be true and correct when made, and shall be true and correct on such Closing Date.

(b)          Governmental Approvals and Filings. Except for any notices required or permitted to be filed after such Closing Date with certain federal and state securities commissions, the Company shall have obtained all governmental approvals required in connection with the lawful sale and issuance of the Notes and Warrants.

(c)          Legal Requirements. At such Closing, the sale and issuance by the Company, and the purchase by the Lenders participating in such Closing, of the Notes and Warrants shall be legally permitted by all laws and regulations to which the Lenders or the Company are subject.

(d)          Purchase Price. Each Lender participating in such Closing shall have delivered to the Company the Purchase Price in respect of the Note and Warrant being purchased by such Lender referenced in Section 1 hereof.

6.            Covenants of Company. The Company agrees to perform the following obligations:

(a)          Reservation of Stock. The Company shall take all reasonable steps necessary to ensure that the Company has a sufficient number of shares of capital stock of the Company authorized to cover the conversion of the Notes and the exercise of the Warrants prior to such conversion and/or exercise.

(b)          No Future Debt. The Company will not incur any additional indebtedness in excess of the Maximum Loan Amount nor allow any lien or encumbrance to be placed upon any assets of the Company without the prior written consent of the Lenders holding Notes representing principal of at least $500,000, which must include Translational Accelerator, LLC (“TRAC”) so long as TRAC is a Lender.

(c)          Future Financing. TRAC shall have the right but not the obligation to invest up to an additional $2,500,000 in a Qualified Financing (as defined in the Note) in addition to the amount converted pursuant to its Note. Subject to the approval of the lead investor, each Lender other than TRAC shall have the right to invest the principal amount of its Note in such Qualified Financing.

7.            Miscellaneous.

(a)          Survival of Warranties. The representations, warranties and covenants of the Company and each Lender contained in or made pursuant to this Agreement shall survive the execution and delivery of this Agreement and the Closing and shall in no way be affected by any investigation of the subject matter thereof made by or on behalf of the Lender, his counsel or the Company, as the case may be.

(b)          Successors and Assigns. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties. Nothing in this Agreement is intended to confer upon any third party any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

(c)          Governing Law. This Agreement shall be governed by and construed under the internal laws of the State of Arizona without giving effect to conflict of laws or principles.

(d)          Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Facsimile copies of signed signature pages will be deemed binding originals.

(e)          Headings. The headings and captions used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement. All references in this Agreement to sections, paragraphs, and exhibits shall, unless otherwise provided, refer to sections and paragraphs hereof and exhibits attached hereto, all of which exhibits are incorporated herein by this reference.

(f)          Notices. Unless otherwise provided, any notice required or permitted under this Agreement shall be given in writing and shall be deemed effectively given upon personal delivery to the party to be notified, upon receipt when sent by telex, electronic mail (email) or facsimile if sent during normal business hours of the recipient, if not, then on the next business day, or five days after having been sent by registered or certified mail, postage prepaid; or one day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All communications shall be sent to the Company at 1760 E. River Road, Suite 250, Tucson, AZ  85718, and to the Lender at the address shown on the Signature Page or at such other address as the parties may designate by giving 10 days advance written notice to the other parties hereto.

(g)          Attorneys’ Fees. If any action at law or in equity is necessary to enforce or interpret the terms of this Agreement the prevailing party shall be entitled to reasonable attorneys’ fees, costs and necessary disbursements in addition to any other relief to which such party may be entitled.

(h)          Amendments and Waivers. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and holders of Notes holding at least a majority of the aggregate principal amount of the Notes outstanding.

(i)          Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision(s) shall be excluded from this Agreement and the balance of the Agreement shall be interpreted as if such provision(s) were so excluded and shall be enforceable in accordance with its terms.

(j)          Entire Agreement. This Agreement, together with all exhibits and schedules hereto, constitutes the entire agreement and understanding of the parties with respect to the subject matter hereof and supersedes any and all prior negotiations, correspondence, agreements, understandings duties or obligations between the parties with respect to the subject matter hereof.

(k)          Further Assurances. From and after the date of this Agreement, upon the request of Lender or the Company, the Company and the Lender shall execute and deliver such instruments, documents or other writings as may be reasonably necessary or desirable to confirm and carry out and to effectuate fully the intent and purposes of this Agreement.

(l)          Delays or Omissions. No delay or omission to exercise any right, power or remedy accruing to Lender, upon any breach or default of the Company under this Agreement, shall impair any such right, power or remedy of Lender nor shall it be construed to be a waiver of any such breach or default, or any acquiescence therein, or of or in any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of any holder of any breach or default under this Agreement, or any waiver on the part of Lender of any provisions or conditions of this Agreement, must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement or by law or otherwise afforded to Lender, shall be cumulative and not alternative.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

CANCER PREVENTION PHARMACEUTICALS, INC.

Jeffrey Jacob, CEO

LENDER

Address:

Amount of Investment: $ _______

[Signature Page to CPP/Lender Note and Warrant Purchase Agreement]